EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13G (including amendments thereto) with regard to the common stock of China Security and Surveillance Technology, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of April 5, 2006.

THE PINNACLE FUND, L.P.

By:	Pinnacle Advisers, L.P., its general partner

By:	Pinnacle Fund Management, LLC, its general partner

By:	/s/ Barry M. Kitt

Barry M. Kitt, its sole member

PINNACLE CHINA FUND, L.P.

By:	Pinnacle China Advisers, L.P., its general partner

By:	Pinnacle China Management, LLC, its general partner

By:	Kitt China Management, LLC, its manager

By:	/s/ Barry M. Kitt

Barry M. Kitt, its sole member

/s/ Barry M. Kitt

Barry M. Kitt